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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 12, 1996
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                            NEWPARK RESOURCES, INC.
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            (Exact name of registrant as specified in its charter)

          DELAWARE                  1-2960                     72-1123385
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)


     3850 NORTH CAUSEWAY, SUITE 1770
           METAIRIE, LOUISIANA                                  70002
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 Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (504) 838-8222
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 12, 1996, Newpark Resources, Inc., a Delaware corporation ("Newpark"), completed the acquisition (the "Acquisition") of substantially all of marine-related nonhazardous oilfield waste ("NOW") collections operations of Campbell Wells, Ltd. ("Campbell Wells"), a wholly owned subsidiary of Sanifill, Inc. ("Sanifill") for an aggregate purchase price of $70.5 million. The Acquisition was completed pursuant to the terms of an Asset Purchase and Lease Agreement, dated June 5, 1996 (the "Acquisition Agreement"), which provided for the purchase and lease of certain marine related assets of Campbell Wells' NOW service business, excluding its landfarming facilities and associated equipment (the "Acquired Business"). In connection with Acquisition, Newpark assumed obligations under a NOW Disposal Agreement (the "Disposal Agreement") with Sanifill and Campbell Wells, providing for the delivery by Newpark for a period of 25 years of an agreed annual quantity of NOW waste for disposal at certain of Campbell Wells' landfarming facilities.

BUSINESS OF CAMPBELL WELLS

     Campbell Wells, a wholly-owned subsidiary of Sanifill, provides NOW processing and disposal at four landfarming facilities located in Louisiana (the "Landfarms") and one facility in Zapata County, Texas (the "Zapata Facility"). Since April 1994, Campbell Wells has operated a processing facility in Lacassine, Louisiana (the "Lacassine Facility") to process oilfield waste that is contaminated with naturally occurring radioactive material ("NORM"). As part of its disposal service, Campbell Wells collects and arranges for the transportation of wastes from its transfer facilities to its landfarming facilities. Campbell Wells also disposes of nonhazardous oil and gas related wastes at the Zapata Facility, and a portion of this facility is utilized to dewater and stabilize sludges, drilling muds and other liquids into solid waste materials which are disposed of in disposal cells located on the site. For the year ended December 31, 1995, Campbell Wells' revenue from its NOW and NORM operations was approximately $31 million, of which approximately $19 million was generated by the Acquired Business.

DESCRIPTION OF ACQUISITION

     Assets Purchased. Under the Acquisition Agreement, Newpark (a) assumed leases (for their remaining useful life) associated with Campbell Wells' eight marine docks, including docks at three of the Landfarms, and five transfer stations in the State of Louisiana that are used in the collection, transfer and treatment of NOW, (b) purchased and leased (for their remaining useful life) all of Campbell Wells' or Sanifill's interest in (i) all barges and marine facilities used to transport NOW to the acquired docks and transfer stations,
(ii) all equipment at the acquired docks and transfer stations and (iii) all pit remediation equipment, computers and related software, licenses or rights, office equipment, office furniture, goodwill and all other assets used in the NOW business not specifically excluded under the Acquisition Agreement. Newpark also acquired all of the capital stock of a Sanifill subsidiary that entered into the Disposal Agreement.

     Assets Excluded. Newpark did not acquire any interest in any of the Landfarms or their associated operating equipment, the Lacassine Facility and its associated assets or the Zapata Facility and its associated assets. Newpark also did not acquire the name "Campbell Wells" or any other names used by Campbell Wells or Sanifill in connection with the Landfarms, the Lacassine Facility or the Zapata Facility, although it is permitted to purchase all or any such names for nominal consideration at such time as Campbell Wells or Sanifill discontinues using them.

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     Purchase Price; Source of Funds. The aggregate purchase price under the
Acquisition Agreement was $70.5 million, paid by wire transfer at the closing of the Acquisition with part of the proceeds from the sale of 3,450,000 shares of Newpark's common stock, at $30.00 per share, in an underwritten public offering also completed on August 12, 1996. The remaining net proceeds from the public offering, estimated at approximately $25.8 million after payment of related transaction costs, were used to repay outstanding indebtedness under Newpark's bank credit agreement, including all amounts outstanding under Newpark's revolving line of credit and a portion of the amount outstanding under Newpark's term loan.

     Assumption of Liabilities. Other than obligations incident to the post-closing performance under the contracts and agreements specifically assumed by Newpark under the Acquisition Agreement, Newpark did not assume any liabilities of Campbell Wells or Sanifill in the transaction, including any environmental liabilities arising from the ownership and prior operation of any of the assets acquired or the Landfarms. Sanifill and Campbell Wells jointly and severally agreed to fully indemnify Newpark from all liabilities resulting from any claims based on events that occurred or circumstances that existed on or before the closing with respect to Campbell Wells' NOW disposal business.

     NOW Disposal Agreement. The Disposal Agreement, which was assumed by Newpark concurrently with the closing of the Acquisition, provides that for each of the next 25 years following the closing, Newpark will deliver to Campbell Wells for disposal at the Landfarms the lesser of (i) one-third of the barrels of NOW that Newpark receives for processing and disposal in the States of Louisiana, Texas, Mississippi and Alabama and in the Gulf of Mexico (the "Territory") and (ii) 1,850,000 barrels of NOW, in each case excluding saltwater. The number of barrels of NOW waste that Newpark is required to deliver to the Landfarms in any year is subject to reduction by a number of barrels determined by dividing revenues that Sanifill and its affiliates receive from the collection and disposal of oilfield wastes or site remediation in the Territory by the price per barrel that Newpark pays for disposal under the Disposal Agreement. No deduction is made for revenues received by Sanifill and its affiliates from (i) disposal at any of the Landfarms of NOW that is generated and collected on land and is delivered to the Landfarms from the generation site by on-land transportation ("Excluded NOW"), (ii) disposal of NOW at the Zapata Facility and collection of NOW within a 200-mile radius of the Zapata Facility, and (iii) disposal of NOW under the Disposal Agreement. Under the Disposal Agreement, Campbell Wells and Sanifill will jointly and severally fully indemnify Newpark from any and all liabilities, including environmental liabilities, in connection with Campbell Wells' and Sanifill's ownership and operation of the Landfarms, except for liability resulting from the delivery by Newpark or its customers of waste that does not conform to the specifications of the Disposal Agreement, which generally require Newpark and such customers to deliver only waste that is legally classified as NOW. Newpark believes that such specifications are consistent with the type of waste that it is permitted to receive and that it will dispose of at the Landfarms.

     Non-Competition Covenants. Sanifill agreed at the closing of the Acquisition that for a period of five years from such closing neither it nor any of its affiliates will engage, directly or indirectly, in the collection or disposal of NOW or the site remediation and closure business in the Territory. In addition, Campbell Wells executed a Joinder Agreement by which it also agreed to such restrictions. However, Sanifill and its affiliates will be able to continue to market and conduct activities related to (i) disposal at any of the Landfarms of Excluded NOW, (ii) disposal of NOW at the Zapata Facility and collection of NOW within a 200-mile radius of the Zapata Facility, (iii) collection and disposal of NOW or other waste at the Lacassine Facility and (iv) disposal of NOW under the Disposal

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Agreement. Sanifill and its affiliates also will be entitled, without violating the Noncompetition Agreement, to collect or dispose of NORM, which is a type of NOW; however, at present the only facility that Sanifill operates that is legally authorized to dispose of NORM is the Lacassine Facility.

NEWPARK'S PLAN FOR COMBINED OPERATIONS

     Newpark anticipates that the Acquisition will provide economies of scale associated with handling a larger volume of waste through its facilities. Newpark plans to combine the service capabilities of the Acquired Business with its existing operations to speed the turnaround of barges and boats at its transfer stations, thus providing better customer service. Economic efficiencies are expected to result from the reduction in the size of the combined barge fleet operated by Newpark to service its transfer stations and from the consolidation of operations at more efficient transfer stations, permitting Newpark to receive a substantially higher volume of waste without material additions to existing costs. Furthermore, Newpark expects that as a result of the Acquisition, access to Sanifill's disposal facilities under the Disposal Agreement will allow Newpark to reduce its barge transportation costs and make more efficient use of its barge fleet, further augmenting its processing capacity. Newpark believes that its current processing and disposal capacity, combined with access provided to the landfarm disposal facilities of Sanifill under the Disposal Agreement, will be adequate to provide for expected future demand for its oilfield waste disposal and other environmental services. Newpark will nevertheless continue its strategy of adding injection disposal capacity throughout the U.S. Gulf Coast region to more efficiently serve its customers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired./1/
     CAMPBELL WELLS, LTD--MARINE NOW SERVICE BUSINESS
        Independent Auditor's Report
        Financial Statements:
        Statements of Net Assets at December 31, 1995 and 1994 and March 31,
        1996.
        Statements of Operations for each of the three years in the period ended December 31, 1995 and the three months ended March 31, 1996 and 1995. Notes to Financial Statements.
(b)  Pro Forma Financial Information./1/
        Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1995.
        Unaudited Pro Forma combined Statement of Income for the three months ended March 31, 1996.
        Notes to Unaudited Pro Forma Combined Statements of Income.
(c)  Exhibits.
     1. Asset Purchase and Lease Agreement, dated June 5, 1996, among the registrant, Sanifill, Inc., Campbell Wells Ltd. and Now Disposal Holding Co./1/
     2. Now Disposal Agreement, dated June 4, 1996, among Sanifill, Inc., Now Disposal Operating Co. and Campbell Wells, Ltd./1/
     3. Amendment to Asset Purchase and Lease Agreement, dated July 15, 1996, among the registrant, Sanifill, Inc., Campbell Wells, Ltd. and Now Disposal Holding Co./1/
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/1/ Incorporated by reference from the registrant's Registration Statement on
Form S-3 (No. 333-05805).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                       NEWPARK RESOURCES, INC.


Dated: August 13, 1996                 By /s/ James D. Cole
                                         -------------------------------------
                                         James D. Cole, Chairman of the Board,
                                         President and Chief Executive Officer

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